EXHIBIT 4.6


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                                TEREX CORPORATION

                                  $150,000,000

                    8-7/8% Senior Subordinated Notes due 2008

                        ---------------------------------

                          THIRD SUPPLEMENTAL INDENTURE

                            Dated as of July 29, 1999

                        --------------------------------

                    UNITED STATES TRUST COMPANY OF NEW YORK,

                                     Trustee



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                          THIRD SUPPLEMENTAL INDENTURE

                  THIRD SUPPLEMENTAL INDENTURE, dated as of July 29, 1999, between TEREX CORPORATION, a Delaware corporation (the "Company"), and UNITED STATES TRUST COMPANY OF NEW YORK, a New York banking corporation, as trustee (the "Trustee").

                  WHEREAS, the Company, and Terex Cranes, Inc., Koehring Cranes, Inc., PPM Cranes, Inc., Payhauler Corp., Terex-Telelect Inc., Progressive
Components, Inc., Terex Aerials, Inc., Terex-Ro Corporation, Terex Mining Equipment, Inc., O & K Orenstein & Koppel, Inc., The American Crane Corporation and Amida Industries, Inc., as guarantors (collectively, the "Subsidiary Guarantors"), and the Trustee are parties to an Indenture dated as of March 31, 1998, as amended by First Supplemental Indenture dated as of September 23, 1998 and as further amended by Second Supplemental Indenture dated as of April 1, 1999 (said Indenture, as it may heretofore or hereafter from time to time be amended, the "Indenture") providing for the issuance of the Company's 8-7/8% Senior Subordinated Notes due 2008 (the "Notes");

                  WHEREAS, the Company desires to advance the Maturity Date of the Notes from April 1, 2008 to March 25, 2008;

                  WHEREAS, the change would provide an additional benefit to, and does not adversely affect the rights of, Holders as provided for in Section 9.01(5); and

                  WHEREAS, the Company, the Subsidiary Guarantors and the Trustee desire to enter into this Third Supplemental Indenture.

                  NOW, THEREFORE, the Company, the Subsidiary Guarantors and the Trustee agree as follows for the equal and ratable benefit of the Holders of the Notes.

                                    ARTICLE 1

                           AMENDMENT TO THE INDENTURE

         Section 1.01. The maturity date for the Notes shall be March 25, 2008, and the definition of Maturity Date set forth in Section 1.01 of the Indenture shall amended to read as follows: "Maturity Date means March 25, 2008."
Notwithstanding the foregoing, in the event that any of the Notes remain outstanding until March 25, 2008, the Company will pay interest to the Holders of such outstanding Notes (but only with respect to such Notes which remain unpaid until March 25, 2008) on March 25, 2008 as if such Notes were outstanding through March 31, 2008. In the event of any redemption of Notes prior to March 25, 2008 in accordance with ARTICLE THREE of the Indenture, interest will accrue on such Notes as may be so redeemed, only through their respective Redemption Dates as provided for in Section 3.03 of the Indenture. The form of Notes shall be amended to reflect the foregoing.

                                    ARTICLE 2

                                  MISCELLANEOUS

         Section 2.01. The supplement to the Indenture effected hereby shall be binding upon all Holders of the Notes, their transferees and assigns. All Notes issued and outstanding on the date hereof shall be deemed to incorporate by reference or include the supplement to the Indenture effected hereby.


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         Section 2.02. All terms used in this Third Supplemental Indenture which are defined in the Indenture shall have the meanings specified in the Indenture, unless the context of this Third Supplemental Indenture otherwise requires.

         Section 2.03. This Third Supplemental Indenture shall become a binding agreement between the parties when counterparts hereof shall have been executed and delivered by each of the parties hereto.

         Section 2.04. This Third Supplemental Indenture shall be construed, interpreted and the rights of the parties determined in accordance with the laws of the State of New York, as applied to contracts made and performed within the State of New York, without regard to principles of conflicts of law.

         Section 2.05. This Third Supplemental Indenture may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same amendment.

         Section 2.06. The recitals contained in this Third Supplemental Indenture are made by the Company and not by the Trustee and all of the provisions contained in the Indenture, in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect thereof as fully and with like effect as if set forth herein in full.

         IN  WITNESS  WHEREOF,   the  parties  hereto  have  caused  this  Third
Supplemental Indenture to be duly executed as of the date first above written.

                                         TEREX CORPORATION



                                         By: /s/ Joseph F. Apuzzo
                                             --------------------
                                         Name:  Joseph F. Apuzzo
ATTEST:                                  Title: Vice President-Corporate Finance
/s/ Eric I Cohen
--------------------
Eric I Cohen, Secretary



                                         UNITED STATES TRUST COMPANY
                                           OF NEW YORK, as Trustee


                                         By:_________________________
                                         Name:
ATTEST:                                  Title:

---------------------

                (Signature Page to Third Supplemental Indenture)


                                         SUBSIDIARY GUARANTORS:

                                         KOEHRING CRANES, INC.



                                         By: /s/ Joseph F. Apuzzo
                                             --------------------
                                         Name:  Joseph F. Apuzzo
ATTEST:                                  Title:     Vice President-Finance
/s/ Eric I Cohen
--------------------
Eric I Cohen, Secretary


                                         PPM CRANES, INC.


                                         By: /s/ Joseph F. Apuzzo
                                             --------------------
                                         Name:  Joseph F. Apuzzo
ATTEST:                                  Title:     Vice President-Finance
/s/ Eric I Cohen
----------------------
Eric I Cohen, Secretary


                                         TEREX-TELELECT INC.


                                         By: /s/ Joseph F. Apuzzo
                                             --------------------
                                         Name: Joseph F. Apuzzo
ATTEST:                                  Title:   Vice President-Finance
/s/ Eric I Cohen
--------------------
Eric I Cohen, Secretary


                                         TEREX AERIALS INC.


                                         By: /s/ Joseph F. Apuzzo
                                             --------------------
                                         Name:  Joseph F. Apuzzo
ATTEST:                                  Title:    Vice President-Finance
/s/ Eric I Cohen
---------------------------
Eric I Cohen, Secretary

                (Signature Page to Third Supplemental Indenture)


                                         THE AMERICAN CRANE CORPORATION


                                         By: /s/ Joseph F. Apuzzo
                                             --------------------
                                         Name: Joseph F. Apuzzo
ATTEST:                                  Title:   Vice President-Finance
/s/ Eric I Cohen
----------------------
Eric I Cohen, Secretary


                                         TEREX-RO CORPORATION


                                         By: /s/ Joseph F. Apuzzo
                                             --------------------
                                         Name: Joseph F. Apuzzo
ATTEST:                                  Title: Vice President-Finance


/s/ Eric I Cohen
---------------------
Eric I Cohen, Secretary



                                         TEREX CRANES, INC.


                                         By: /s/ Joseph F. Apuzzo
                                             --------------------
                                         Name:  Joseph F. Apuzzo
ATTEST:                                  Title:     Vice President and Treasurer
/s/ Eric I Cohen
---------------------
Eric I Cohen, Secretary



                                         PAYHAULER CORP.


                                         By: /s/ Joseph F. Apuzzo
                                             --------------------
                                         Name: Joseph F. Apuzzo
ATTEST:                                  Title:   Vice President and Treasurer

/s/ Eric I Cohen
---------------------
Eric I Cohen, Secretary

                (Signature Page to Third Supplemental Indenture)

                                         PROGRESSIVE COMPONENTS INC.


                                         By: /s/ Joseph F. Apuzzo
                                             --------------------
                                         Name: Joseph F. Apuzzo
ATTEST:                                  Title:    Vice President-Finance
/s/ Eric I Cohen
---------------------
Eric I Cohen, Secretary


                                         AMIDA INDUSTRIES, INC.


                                         By: /s/ Joseph F. Apuzzo
                                             --------------------
                                         Name:  Joseph F. Apuzzo
ATTEST:                                  Title:    Treasurer
/s/ Eric I Cohen
---------------------
Eric I Cohen, Secretary

                                         TEREX MINING EQUIPMENT, INC.


                                         By: /s/ Joseph F. Apuzzo
                                             --------------------
                                         Name:  Joseph F. Apuzzo
ATTEST:                                  Title:    Treasurer
/s/ Eric I Cohen
---------------------
Eric I Cohen, Secretary

                                         O & K  ORENSTEIN & KOPPEL, INC.


                                         By: /s/ Joseph F. Apuzzo
                                             --------------------
                                         Name:  Joseph F. Apuzzo
ATTEST:                                  Title:    Treasurer
/s/ Eric I Cohen
---------------------
Eric I Cohen, Secretary




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